FS-14

                            THE TOLEDO EDISON COMPANY
                            PRO FORMA BALANCE SHEETS
                            AS OF SEPTEMBER 30, 2005

                                                                         NON-NUCLEAR                     NUCLEAR
                                                          AS REPORTED    ADJUSTMENTS      PRO FORMA    ADJUSTMENTS     PRO FORMA
                                                          ------------  -------------    ------------  ------------   ------------
                                                                                        (IN THOUSANDS)
                      ASSETS

UTILITY PLANT:
  In service                                              $ 1,906,941   $   (250,615) a  $ 1,656,326   $  (839,701) k $   816,625
  Less-Accumulated provision for depreciation                 820,562       (179,503) b      641,059      (273,936) l     367,123
                                                          ------------  -------------    ------------  ------------   ------------
                                                            1,086,379        (71,112)      1,015,267      (565,765)       449,502
                                                          ------------  -------------    ------------  ------------   ------------
  Construction work in progress-
     Electric plant                                            55,376                         55,376       (42,989) m      12,387
     Nuclear Fuel                                               7,370                          7,370        (7,371) n          (1)
                                                          ------------  -------------    ------------  ------------   ------------
                                                               62,746              -          62,746       (50,360)        12,386
                                                          ------------  -------------    ------------  ------------   ------------
                                                            1,149,125        (71,112)      1,078,013      (616,125)       461,888
                                                          ------------  -------------    ------------  ------------   ------------
OTHER PROPERTY AND INVESTMENTS:
  Investment in lessor notes                                  178,765                        178,765                      178,765
  Nuclear plant decommissioning trusts                        335,553                        335,553      (275,419) o      60,134
  Long-term notes receivable from associated companies         39,964          99257 c,d     139,221       440,780 c,d    580,001
  Other                                                         1,741           (149) e        1,592           (62) p       1,530
                                                          ------------  -------------    ------------  ------------   ------------
                                                              556,023         99,108         655,131       165,299        820,430
                                                          ------------  -------------    ------------  ------------   ------------
CURRENT ASSETS:
  Cash and cash equivalents                                        15                             15                           15
  Receivables-
     Customers                                                  2,412                          2,412                        2,412
     Associated companies                                      10,168                         10,168                       10,168
     Other                                                      8,658                          8,658                        8,658
  Notes receivable from associated companies                   52,639                         52,639                       52,639
  Materials and supplies, at average cost                      42,404           (620) f       41,784       (41,783) q           1
  Prepayments and other                                         1,712                          1,712                        1,712
                                                          ------------  -------------    ------------  ------------   ------------
                                                              118,008           (620)        117,388       (41,783)        75,605
                                                          ------------  -------------    ------------  ------------   ------------
DEFERRED CHARGES:
  Regulatory assets                                           501,022                        501,022                      501,022
  Goodwill                                                    309,835                        309,835                      309,835
  Property taxes                                               24,100                         24,100                       24,100
  Other                                                        26,520                         26,520                       26,520
                                                          ------------  -------------    ------------  ------------   ------------
                                                              861,477              -         861,477             -        861,477
                                                          ------------  -------------    ------------  ------------   ------------
                                                          $ 2,684,633   $     27,376     $ 2,712,009   $  (492,609)   $ 2,219,400
                                                          ============  =============    ============  ============   ============

             CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
  Common stockholder's equity-
     Common stock, $5 par value, authorized 60,000,000
        shares - 39,133,887 shares outstanding            $   195,670                    $   195,670                  $   195,670
     Other paid-in capital                                    428,572         23,220  g      451,792                      451,792
     Accumulated other comprehensive income                    15,878                         15,878       (18,487) r      (2,609)
     Retained earnings                                        225,218                        225,218                      225,218
                                                          ------------  -------------    ------------  ------------   ------------
        Total common stockholder's equity                     865,338         23,220         888,558       (18,487)       870,071
  Preferred stock not subject to mandatory redemption          96,000                         96,000                       96,000
  Long-term debt                                              296,373                        296,373                      296,373
                                                          ------------  -------------    ------------  ------------   ------------
                                                            1,257,711         23,220       1,280,931       (18,487)     1,262,444
                                                          ------------  -------------    ------------  ------------   ------------
CURRENT LIABILITIES:
  Currently payable long-term debt                             53,650                         53,650                       53,650
  Accounts payable-
     Associated companies                                      28,456                         28,456                       28,456
     Other                                                      3,252                          3,252                        3,252
  Notes payable to associated companies                       378,190                        378,190      (265,000) s     113,190
  Accrued taxes                                                72,214                         72,214                       72,214
  Lease market valuation liability                             24,600                         24,600                       24,600
  Other                                                        28,735                         28,735        (3,460) t      25,275
                                                          ------------  -------------    ------------  ------------   ------------
                                                              589,097              -         589,097      (268,460)       320,637
                                                          ------------  -------------    ------------  ------------   ------------
NONCURRENT LIABILITIES:
  Accumulated deferred income taxes                           222,985          9,510  h      232,495       (21,331) u     211,164
  Accumulated deferred investment tax credits                  24,697         (3,675) i       21,022        (8,953) v      12,069
  Lease market valuation liability                            249,550                        249,550                      249,550
  Retirement benefits                                          42,998                         42,998                       42,998
  Asset retirement obligation                                 200,078         (1,679) j      198,399      (175,378) w      23,021
  Other                                                        97,517              -          97,517             -         97,517
                                                          ------------  -------------    ------------  ------------   ------------
                                                              837,825          4,156         841,981      (205,662)       636,319
                                                          ------------  -------------    ------------  ------------   ------------
COMMITMENTS AND CONTINGENCIES (NOTE 3)
                                                          ------------  -------------    ------------  ------------   ------------
                                                          $ 2,684,633   $     27,376     $ 2,712,009   $  (492,609)   $ 2,219,400
                                                          ============  =============    ============  ============   ============


Explanatory Notes
-----------------
a.   The transfer of non-nuclear generation plant in service to FGCO.
b. The transfer of the accumulated provision for depreciation for non-nuclear plant in service to FGCO.
c. The establishment of an associated company note receivable as consideration for PCNs to be assumed by FGCO or NGC at a future date.
d. The establishment of an associated company note receivable as consideration for the purchased assets and assumption of liabilities.
e. The transfer of other property and investments related to non-nuclear plant assets to FGCO.
f.   The transfer of materials and supplies for non-nuclear plant to FGCO.
g. To record in other paid-in capital the difference between the net book value and the purchase price, pursuant to the purchase option in the Master Lease, for the non-nuclear generation assets
h. The transfer of accumulated deferred income taxes for non-nuclear generation plant to FGCO.
i. The transfer of accumulated deferred investment tax credits for non-nuclear generation plant to FGCO.
j. The transfer of asset retirement obligations related to the non-nuclear generation plants to FGCO.
k. The transfer of nuclear plant in service and nuclear fuel in service to NGC.
l. The transfer of the accumulated provision for depreciation and amortization for nuclear plant in service and nuclear fuel in service to NGC.
m.   The transfer of nuclear plant construction work in progress to NGC.
n.   The transfer of nuclear fuel construction work in progress to NGC.
o.   The transfer of nuclear plant decommissioning trusts to NGC.
p. The transfer of other property and investments related nuclear plant assets to NGC.
q.   The transfer of materials and supplies for nuclear plant to NGC.
r. The transfer of unrealized gains and losses on decommissioning trust investments recorded as other comprehensive income to NGC.
s. The use of proceeds from the nuclear asset transfer to reduce associated company money pool debt.
t. The transfer of other current liabilities related to nuclear generation plant to NGC.
u. The transfer of accumulated deferred income taxes for nuclear generation plant to NGC.
v. The transfer of accumulated deferred income tax credits for nuclear plant to NGC.
w. The transfer of asset retirement obligations related to the nuclear generation plants to NGC.

                           The Toledo Edison Company
                       Non-Nuclear Journal Entry Summary
                            As of September 30, 2005

Sales Price
Non-nuclear - Master Facilty Lease Values
Nuclear - Lower Book or FMV at time of transfer
-----------------------------------------------

                                                       Debit         Credit
                                                   ---------------------------
Non-nuclear - Plant in Service                                       250,615
Accumulated Depreciaton                               179,503

Other Property & Investments                                             149

Notes Rec. - Assoc. Co.                                30,156

M&S                                                                      620

Paid-in Capital                                                       23,220

Notes  Rec. Assoc Co.  - PCN Assumption                69,101

Def Tax - ITC                                                          1,327

Def Tax - ARO                                             203

Deferred Taxes - Depreciation                          15,486

Deferred Taxes - Other                                                23,872

ARO - LBR                                               1,679

Invest Tax Cr. (ITC)                                    3,675

                                                   ---------------------------
                                                      299,803        299,803
                                                   ===========================

SUBSEQUENT TO TRANSFER

PCN Debt Non-nuclear - LT                              34,251
PCN Debt Non-nuclear - ST                              34,850
Notes  Rec. Assoc Co.  - PCN Assumption                               69,101


                           The Toledo Edison Company
                        Non-Nuclear Journal Entry Summary
                            As of September 30, 2005

Sales Price
Non-nuclear - Master Facilty Lease Values
Nuclear - Lower Book or FMV at time of transfer
-----------------------------------------------

                                                       Debit         Credit
                                                   ---------------------------
Nuclear - Plant in Service                                           679,204
Accumulated Depreciation                              153,356

Nuclear Fuel  In Service                                             160,497
Accumulated Amortization                              120,580

Nuclear - CWIP                                                        42,989
CWIP - Nuclear Fuel                                                    7,371

NDT Assets                                                           275,419

Other Property & Investments                                              62

Notes Rec. - Assoc. Co.                               194,480

M&S - Nuclear                                                         41,783

Notes  Rec. Assoc Co.  - PCN Assumption               246,300

Other Current Liabilities                               3,460

Deferred Taxes - Depreciation                         140,681

Deferred Taxes - Other                                               140,681

Def Tax - ITC                                                          3,233

Def Tax - ARO                                          24,564

ITC                                                     8,953

OCI                                                    18,487

NDT Liabilities                                       175,378

Notes Payable - Assoc. Co.                            265,000

                                                   ---------------------------
                                                    1,351,239      1,351,239
                                                   ===========================

SUBSEQUENT TO TRANSFER
----------------------

PCN Debt Nuclear - LT                                 227,500
PCN Debt Nuclear - ST                                  18,800
Notes  Rec. Assoc Co.  - PCN Assumption                              246,300
